                        WELLS FARGO AND FIRST INTERSTATE
                    PRO FORMA COMBINED FINANCIAL INFORMATION

                                   (UNAUDITED)

    On January 23, 1996, Wells Fargo & Company ("Wells Fargo") and First Interstate Bancorp ("First Interstate") entered into a definitive agreement to merge ("the Merger"). The purchase price of the transaction was approximately $11.3 billion based on Wells Fargo's share price on January 19, the last trading day before Wells Fargo and First Interstate agreed on an exchange ratio. The Merger was consummated on April 1, 1996.

    The following unaudited pro forma combined statements of income were prepared in connection with the Merger (in which each outstanding share of First Interstate Common Stock was exchanged for two-thirds of a share of Wells Fargo Common Stock) and give effect to the adjustments described in the accompanying notes. The Merger was accounted for as a purchase. The unaudited pro forma combined statements of income are based on the consolidated statement of income of Wells Fargo for the six months ended June 30, 1996, the consolidated statement of income of First Interstate for the three months ended March 31, 1996 and the consolidated statements of income of Wells Fargo and First Interstate for the year ended December 31, 1995.
The pro forma adjustments to income and expense are the net result of the pro forma amounts that assume a January 1, 1995 merger date, less the actual amounts booked by Wells Fargo and First Interstate. The actual amount of goodwill, and related amortization, recorded by Wells Fargo may change as certain estimates and contingencies are finalized, although any adjustments are not expected to have a significant effect on the ultimate amount of goodwill.

    Wells Fargo expects to meet its pre-merger objective of realizing net annual cost savings of $700 million ($800 million of noninterest expenses, less $100 million of revenues) not later than 18 months after the date of the Merger. About 50% of the net cost savings are anticipated to be achieved within the first nine months. The unaudited pro forma combined statements of income do not reflect the anticipated cost savings.

    These unaudited pro forma combined statements of income and the accompanying notes should be read in conjunction with and are qualified in their entirety by the consolidated financial statements, including the accompanying notes, of Wells Fargo in its Annual Report on Form 10-K for the year ended December 31, 1995, in its quarterly report on Form 10-Q for the quarter ended March 31, 1996 and by the financial information for the period ended June 30, 1996 filed in its Form 8-K dated July 16, 1996. These unaudited pro forma combined statements of income and the accompanying notes should also be read in conjunction with and are qualified in their entirety by the consolidated financial statements, including the accompanying notes, of First Interstate in its Annual Report on Form 10-K for the year ended December 31, 1995 and by the First Interstate financial information for the quarter ended March 31, 1996 included in a filing by Wells Fargo on Form 8-K dated April 16, 1996.

    The pro forma data are presented for comparative purposes only and are not necessarily indicative of the combined results of operations in the future. The pro forma data are also not necessarily indicative of the combined results of operations which would have been realized had the Merger been in effect during the periods for which the pro forma financial statements are presented. In addition, this Form 8-K includes forward-looking statements that involve inherent risks and uncertainties. The Company cautions readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Those factors include fluctuations in interest rates, inflation, government regulations, the progress of integrating First Interstate and economic conditions and competition in the geographic and business areas in which the Company conducts its operations.

                           WELLS FARGO AND FIRST INTERSTATE
                        PRO FORMA COMBINED STATEMENT OF INCOME
                      FOR THE SIX MONTHS ENDED JUNE 30, 1996 (A)
                                     (UNAUDITED)

                                                        Historical
                                          -------------------------------------
                                                Wells Fargo    First Interstate
                                                For The Six       For The Three
                                               Months Ended        Months Ended
                                              June 30, 1996      March 31, 1996        Pro Forma                Pro Forma
                                              (As Reported)       (As Reported)      Adjustments (B)             Combined
                                          -----------------    ----------------     ----------------         ---------------
(in millions)
INTEREST INCOME
Investment securities                       $           353     $           123     $             -          $           476
Loans                                                 2,494                 749                   6   (C)              3,249
Other                                                    17                  14                   -                       31
                                          -----------------   -----------------   -----------------        -----------------
   Total interest income                              2,864                 886                   6                    3,756
                                          -----------------   -----------------   -----------------        -----------------

INTEREST EXPENSE
Deposits                                                695                 241                   2   (D)                938
Federal funds purchased and securities
  sold under repurchase agreements                       57                   4                   -                       61
Senior and subordinated debt                            128                  27                  (1)  (E)                154
Other                                                     8                   1                   -                        9
                                          -----------------   -----------------   -----------------        -----------------
   Total interest expense                               888                 273                   1                    1,162
                                          -----------------   -----------------   -----------------        -----------------

NET INTEREST INCOME                                   1,976                 613                   5                    2,594
Provision for loan losses                                 -                   -                   -                        -
                                          -----------------   -----------------   -----------------        -----------------

Net interest income after provision for
   loan losses                                        1,976                 613                   5                    2,594
                                          -----------------   -----------------   -----------------        -----------------

NONINTEREST INCOME
Service charges on deposit accounts                     380                 150                   -                      530
Fees and commissions                                    329                  63                   -                      392
Trust and investment services income                    164                  41                   -                      205
Other                                                   120                  51                  (2)  (F)                169
                                          -----------------   -----------------   -----------------        -----------------
   Total noninterest income                             993                 305                  (2)                   1,296
                                          -----------------   -----------------   -----------------        -----------------

NONINTEREST EXPENSE
Salaries and employee benefits                          800                 274                   -                    1,074
Net occupancy                                           161                  60                 (13)  (G)                208
Equipment                                               162                  43                   -                      205
Core deposit intangible                                  91                   1                  47   (H)                139
Goodwill                                                 89                  14                  58   (I)                161
Merger related                                           62                 251                (313)  (J)                  -
Other                                                   479                 165                   4   (K)                648
                                          -----------------   -----------------   -----------------        -----------------
   Total noninterest expense                          1,844                 808                (217)                   2,435
                                          -----------------   -----------------   -----------------        -----------------

INCOME BEFORE INCOME TAXES                            1,125                 110                 220                    1,455
Income tax expense                                      498                 133                  17                      648
                                          -----------------   -----------------   -----------------        -----------------

NET INCOME                                  $           627     $           (23)    $           203          $           807

                                          -----------------   -----------------   -----------------        -----------------
                                          -----------------   -----------------   -----------------        -----------------
NET INCOME APPLICABLE TO
  COMMON STOCK                              $           598     $           (31)    $           203          $           770
                                          -----------------   -----------------   -----------------        -----------------
                                          -----------------   -----------------   -----------------        -----------------

PER COMMON SHARE
   Net income                               $          8.39                                                  $          8.11  (L)
                                          -----------------                                                -----------------
                                          -----------------                                                -----------------
   Dividends declared                       $          2.60                                                  $          2.60
                                          -----------------                                                -----------------
                                          -----------------                                                -----------------

Average common shares outstanding                      71.3                                    23.6                     94.9  (L)
                                          -----------------                       -----------------        -----------------
                                          -----------------                       -----------------        -----------------

See Notes to Pro Forma Combined Financial Statements.

                           WELLS FARGO AND FIRST INTERSTATE
                        PRO FORMA COMBINED STATEMENT OF INCOME
                    FOR THE SIX MONTHS ENDED DECEMBER 31, 1995 (A)
                                     (UNAUDITED)


                                                      Historical
                                          -------------------------------------       Pro Forma                  Pro Forma
                                                Wells Fargo    First Interstate     Adjustments (B)               Combined
                                          -----------------    ----------------     ---------------          ---------------
(in millions)
INTEREST INCOME
Investment securities                       $           599     $           609     $             -           $        1,208
Loans                                                 3,403               3,052                  11   (C)              6,466
Other                                                    83                  47                   -                      130
                                          -----------------   -----------------   -----------------        -----------------
   Total interest income                              4,085               3,708                  11                    7,804
                                          -----------------   -----------------   -----------------        -----------------

INTEREST EXPENSE
Deposits                                                997                 975                 (20)  (D)              1,952
Federal funds purchased and securities
  sold under repurchase agreements                      199                  74                   -                      273
Senior and subordinated debt                            203                 119                 (12)  (E)                310
Other                                                    32                   3                   -                       35
                                          -----------------   -----------------   -----------------        -----------------
   Total interest expense                             1,431               1,171                 (32)                   2,570
                                          -----------------   -----------------   -----------------        -----------------

NET INTEREST INCOME                                   2,654               2,537                  43                    5,234
Provision for loan losses                                 -                   -                   -                        -
                                          -----------------   -----------------   -----------------        -----------------

Net interest income after provision for
   loan losses                                        2,654               2,537                  43                    5,234
                                          -----------------   -----------------   -----------------        -----------------

NONINTEREST INCOME
Service charges on deposit accounts                     478                 597                   -                    1,075
Fees and commissions                                    433                 215                   -                      648
Trust and investment services income                    241                 170                   -                      411
Other                                                   172                 137                 (15)  (F)                294
                                          -----------------   -----------------   -----------------        -----------------
   Total noninterest income                           1,324               1,119                 (15)                   2,428
                                          -----------------   -----------------   -----------------        -----------------

NONINTEREST EXPENSE
Salaries and employee benefits                        1,026               1,061                   -                    2,087
Net occupancy                                           211                 235                 (29)  (G)                417
Equipment                                               193                 154                   -                      347
Core deposit intangible                                  42                   3                 269   (H)                314
Goodwill                                                 35                  54                 233   (I)                322
Merger related                                            -                  28                 (28)  (J)                  -
Other                                                   694                 678                  20   (K)              1,392
                                          -----------------   -----------------   -----------------        -----------------
   Total noninterest expense                          2,201               2,213                 465                    4,879
                                          -----------------   -----------------   -----------------        -----------------

INCOME BEFORE INCOME TAXES                            1,777               1,443                (437)                   2,783
Income tax expense                                      745                 558                 (95)                   1,208
                                          -----------------   -----------------   -----------------        -----------------

NET INCOME                                  $         1,032     $           885    $           (342)          $        1,575
                                          -----------------   -----------------   -----------------        -----------------
                                          -----------------   -----------------   -----------------        -----------------

NET INCOME APPLICABLE TO
  COMMON STOCK                              $           990     $           852    $           (342)          $        1,500
                                          -----------------   -----------------   -----------------        -----------------
                                          -----------------   -----------------   -----------------        -----------------

PER COMMON SHARE
   Net income                               $         20.37                                                   $        15.14(L)
                                          -----------------                                                -----------------
                                          -----------------                                                -----------------
   Dividends declared                       $          4.60                                                   $         4.60
                                          -----------------                                                -----------------
                                          -----------------                                                -----------------

Average common shares outstanding                      48.6                                    50.5                     99.1(L)
                                          -----------------                       -----------------        -----------------
                                          -----------------                       -----------------        -----------------


See Notes to Pro Forma Combined Financial Statements.

                          WELLS FARGO AND FIRST INTERSTATE

                   NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS

                                     (UNAUDITED)

NOTE A: BASIS OF PRESENTATION


    The unaudited pro forma combined statements of income are presented as if
the Merger had become effective on January 1, 1995.   The unaudited pro forma
combined statement of income for the six months ended June 30, 1996 combines Wells Fargo's historical results of operations for the six months ended June 30, 1996, which include the combined operations from April 1, 1996 forward, and First Interstate's results of operations for the period January 1, 1996 through
March 31, 1996.   The combined historical results of operations have been
adjusted for amortization of purchase accounting adjustments and the elimination of merger-related expenses incurred by Wells Fargo and First Interstate (see Note J). The pro forma purchase accounting adjustments for the six months ended June 30, 1996 represent the amortization that would have taken place from the beginning of the period, less the actual amortization recorded by Wells Fargo in the second quarter of 1996. The unaudited pro forma combined statement of income for the year ended December 31, 1995 combines the historical results of operations of Wells Fargo and First Interstate for the year ended December 31, 1995, after giving effect to the amortization of purchase accounting
adjustments.   Certain amounts in the historical financial statements of First
Interstate have been reclassified in the unaudited pro forma combined financial statements to conform to Wells Fargo's historical financial statements.

    The Merger was accounted for as a purchase. Under this method of accounting, assets and liabilities of First Interstate are adjusted to their estimated fair value and combined with the recorded book values of the assets and liabilities of Wells Fargo. Applicable income tax effects of such adjustments are included as a component of Wells Fargo's net deferred tax asset with a corresponding offset to goodwill. Such asset and liability values are reflected in Wells Fargo's June 30, 1996 unaudited consolidated balance sheet included in the financial information for the quarter ended June 30, 1996 filed in its Form 8-K dated July 16, 1996. Certain transactions conducted in the ordinary course of business between Wells Fargo and First Interstate are immaterial and, accordingly, have not been eliminated.

    As a condition of the Merger, Wells Fargo was required by regulatory agencies to divest 61 First Interstate branches in California. In the first quarter of 1996, Wells Fargo entered into a contract with Home Savings of America, principal subsidiary of H. F. Ahmanson & Company, to sell the 61 First Interstate branches. At June 30, 1996, these branches had aggregate deposits of approximately $2.1 billion and loans of approximately $1.3 billion. The selling price of the divested branches represents a premium of 8.11% on the deposits. The transaction is expected to close in September 1996. In addition, Wells Fargo is selling First Interstate banks in Wyoming and Montana (for which Wells Fargo has a definitive agreement and expects the sale to close on or about October 1, 1996, subject to regulatory approval.) Wells Fargo is also currently seeking a buyer for the bank subsidiary in Alaska. The aggregate assets and deposits of these banks at June 30, 1996 were $649 million and $462 million, respectively. The branch divestitures and bank sales have not been reflected in the pro forma financial data since they are not expected to have a material impact on net income.

    The combined company expects to achieve substantial operating cost savings through consolidation of certain operations and the elimination of redundant costs. The combined company expects to realize such operating cost savings primarily through reductions in staff, consolidation and elimination of certain branches and office facilities and consolidation of certain data processing and other support services. The combined company ultimately expects to achieve Wells Fargo's pre-merger objective of net annual cost savings of approximately $700 million ($800 million of noninterest expenses, less $100 million of revenues) not later than 18 months after the closing of the Merger. About 50% of the net cost savings are anticipated to be achieved within the first nine months. No adjustment has been included in the unaudited pro forma combined statements of income for these anticipated operating cost savings.

                          WELLS FARGO AND FIRST INTERSTATE

                                     (UNAUDITED)


NOTE B: PURCHASE ACCOUNTING ADJUSTMENTS - FIVE YEAR ESTIMATES

    Purchase accounting adjustments are made to reflect the recording of intangibles, including goodwill, as well as to eliminate any intangible balances previously recorded by First Interstate in accordance with the purchase method of accounting. Purchase accounting adjustments also include adjusting to fair value First Interstate's assets and liabilities as of April 1, 1996.

    The incremental effect of the purchase accounting adjustments is estimated to be a net after-tax expense of approximately $370 million for the first 12-month period subsequent to the Merger, approximately $350 million for the second 12-month period subsequent to the Merger, approximately $335 million for the third 12-month period subsequent to the Merger, approximately $325 million for the fourth 12-month period subsequent to the Merger and approximately $310 million for the fifth 12-month period subsequent to the Merger. Amounts exclude amortization of goodwill and identifiable intangibles of First Interstate existing prior to the Merger.

NOTE C: INTEREST INCOME - LOANS

    First Interstate's loans were recorded at their estimated fair values on April 1, 1996. The resulting fair value discount, which was primarily due to changes in interest rates, has been amortized using an accelerated method to increase interest income based on the estimated remaining maturities of the related loans, which range from one month to 30 years.

NOTE D: INTEREST EXPENSE - DEPOSITS

    First Interstate's deposits have been recorded at their estimated fair values on April 1, 1996. The resulting fair value premium has been amortized using an accelerated method to offset interest expense over the remaining maturities of the deposits, which range from one month to 10 years. However, for the six month period ended June 30, 1996, the actual amortization of $7 million recorded by Wells Fargo in the second quarter of 1996 more than offsets the amortization of $5 million that would have been recorded assuming a January 1, 1995 merger date (see Note A).

NOTE E: INTEREST EXPENSE - SENIOR AND SUBORDINATED DEBT

    First Interstate's senior and subordinated debt has been recorded at its estimated fair value on April 1, 1996. The resulting fair value premium includes the effect resulting from interest rate swaps used to hedge certain long-term debt instruments. The fair value premium has been amortized to offset interest expense over the estimated lives of the instruments, which range from approximately one month to nine years.

NOTE F: NONINTEREST INCOME - OTHER

    Mortgage servicing rights amortization expense (included in other noninterest income) of $6 million and $15 million has been included in the unaudited pro forma combined statements of income for the six months ended June 30, 1996 and the year ended December 31, 1995, respectively. The amounts were calculated using an accelarated method over 9 years. In addition, First Interstate's historical mortgage servicing rights amortization of less than $1 million included in both the three months ended March 31, 1996 and the year ended December 31, 1995 has been reversed.

                          WELLS FARGO AND FIRST INTERSTATE

                                     (UNAUDITED)


NOTE G: NONINTEREST EXPENSE - NET OCCUPANCY

    Net amortization related to reserve for disposal of leased properties and net lease intangible assets (due to adjusting leases to market rates at April 1, 1996) of $18 million and $29 million for the six months ended June 30, 1996 and the year ended December 31, 1995, respectively, has been included in the unaudited pro forma combined statements of income as an offset to net occupancy expense. These amounts were calculated based on amortizing the reserve for disposal of leased properties and the net lease intangible assets over the remaining term of the leases.

NOTE H: NONINTEREST EXPENSE - AMORTIZATION OF CORE DEPOSIT INTANGIBLE

    Core deposit intangible amortization expense of $120 million and $272 million has been included in the unaudited pro forma combined statements of income for the six months ended June 30, 1996 and the year ended December 31, 1995, respectively. The amounts were calculated using an accelerated method over 15 years. In addition, First Interstate's historical core deposit intangible amortization of $1 million included in the three months ended March 31, 1996 and $3 million for the year ended December 31, 1995 has been reversed.


NOTE I: NONINTEREST EXPENSE - AMORTIZATION OF GOODWILL

    Goodwill of $7.2 billion was derived by taking the $11.3 billion base purchase price, plus $.2 billion related to the fair value of First Interstate stock options outstanding at April 1, 1996 and legal, investment banking and other direct acquisition costs, minus $4.3 billion for the fair value of net assets acquired.

    Amortization expense related to goodwill of $144 million and $287 million for the six months ended June 30, 1996 and the year ended December 31, 1995, respectively, has been included in the unaudited pro forma combined statements of income. These amounts were calculated using the straight-line method over 25 years. In addition, First Interstate's historical goodwill amortization of $14 million included in the three months ended March 31, 1996 and $54 million for the year ended December 31, 1995 has been reversed.

    Goodwill, and related amortization, may change as certain estimates and contingencies are finalized, although any adjustments are not expected to have a significant effect on the ultimate amount of goodwill.


NOTE J: NONINTEREST EXPENSE - MERGER RELATED

    Wells Fargo's merger-related expenses of $62 million ($37 million after tax) for the six months ended June 30, 1996 and First Interstate's merger-related expenses of $251 million ($245 million after tax) and $28 million ($28 million after tax) for the six months ended June 30, 1996 and the year ended December 31, 1995, respectively, have been eliminated from the combined historical results of income, as these expenses do not represent ongoing expenses of Wells Fargo.

NOTE K: NONINTEREST EXPENSE - OTHER

    Amortization expense related to purchased credit card relationships (PCCRs) of $11 million and $24 million for the six months ended June 30, 1996 and the year ended December 31, 1995, respectively, has been included in the unaudited pro forma combined statements of income. The amounts were calculated using an accelerated method over 15 years.

    In addition, First Interstate's historical amortization of PCCRs and other intangibles of $1 million included in the three months ended March 31, 1996 and $4 million for the year ended December 31, 1995 has been reversed.

                          WELLS FARGO AND FIRST INTERSTATE

                                     (UNAUDITED)


NOTE L: EARNINGS PER SHARE

    Pro forma combined earnings per common share for the six months ended June 30, 1996 was calculated based on pro forma combined net income applicable to common stock divided by the actual number of common shares outstanding at June 30, 1996 of 94.9 million shares (as an approximation of average common shares outstanding if the Merger had taken place on January 1, 1995).

    Pro forma combined earnings per common share for the year ended December 31, 1995 was calculated based on pro forma combined net income applicable to common stock divided by the sum of the average common shares outstanding of Wells Fargo for 1995 of 48.6 million shares, plus the equivalent of the average common shares outstanding of First Interstate for 1995 of 50.5 million shares (75.7 million shares multiplied by the exchange ratio of two-thirds).